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        EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in Registration Statement No. 333-68227 of Accuride Corporation on Form S-8 of our report dated February 11, 2002, appearing in this annual Report on Form 10-K of Accuride Corporation for the year ended December 31, 2001.

Deloitte & Touche LLP
Indianapolis, Indiana

March 11, 2002

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  INDEPENDENT AUDITORS' CONSENT